AGREEMENT AND PLAN OF MERGER

                                      Among

                         OAO TECHNOLOGY SOLUTIONS, INC.

                           ETG ACQUISITION CORPORATION

                        ENTERPRISE TECHNOLOGY GROUP, INC.

                                       and

                            EACH OF THE SHAREHOLDERS

                                       OF

                        ENTERPRISE TECHNOLOGY GROUP, INC.










                          DATED AS OF NOVEMBER 1, 1998


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


                                TABLE OF CONTENTS

ARTICLE I  THE MERGER.............................................................................5
         Section 1.1     The Merger...............................................................5
         Section 1.2     Closing..................................................................5
         Section 1.3     Effective Time...........................................................5
         Section 1.4     Conversion of Securities.................................................6
         Section 1.5     Adjustment to Exchange Ratio.............................................6
         Section 1.6     Exchange of Securities...................................................7
         Section 1.7     Definition of Subsidiary and Affiliate...................................7

ARTICLE II  CERTAIN MATTERS RELATING TO THE SURVIVING
         CORPORATION..............................................................................7
         Section 2.1     Certificate of Incorporation of the
                         Surviving Corporation....................................................7
         Section 2.2     By-Laws of the Surviving Corporation.....................................7
         Section 2.3     Directors and Officers of the Surviving Corporation......................7

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT
             AND MERGER SUB.......................................................................8
         Section 3.1     Existence, Good Standing, Corporate
                         Authority................................................................8
         Section 3.2     Authorization, Validity and Effect of
                         Agreements...............................................................8
         Section 3.3     Capitalization...........................................................8
         Section 3.4     Parent Reports and Financial Statements..................................9
         Section 3.5     No Violation.............................................................9
         Section 3.6     No Brokers..............................................................10
         Section 3.7     Parent Common Stock.....................................................10
         Section 3.8     Interim Operations of Merger Sub........................................10

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE SELLING
            SHAREHOLDERS.........................................................................10
         Section 4.1     Existence, Good Standing, Corporate
                         Authority...............................................................10
         Section 4.2     Authorization, Validity and Effect of
                         Agreements..............................................................11
         Section 4.3     Compliance with Laws....................................................11
         Section 4.4     Capitalization..........................................................11
         Section 4.5     Subsidiaries............................................................11
         Section 4.6     Other Interests.........................................................11
         Section 4.7     No Violation............................................................11
         Section 4.8     Conduct of Business.....................................................12
         Section 4.9     Litigation..............................................................12
         Section 4.10    Absence of Certain Changes..............................................12
         Section 4.11    Intellectual Property and Software Products.............................13
         Section 4.12    Year 2000 Compliance....................................................14
         Section 4.13    Properties..............................................................16
         Section 4.14    Material Contracts......................................................16
         Section 4.15    Taxes...................................................................17
         Section 4.16    Employee Benefit Plans..................................................17
         Section 4.17    Labor Matters...........................................................17
         Section 4.18    Absence of Indemnifiable Claims, etc....................................17
         Section 4.19    No Brokers..............................................................17
         Section 4.20    Financial Condition.....................................................18
         Section 4.21    Liabilities.............................................................18
         Section 4.22    Questionable Payments...................................................18
         Section 4.23    Environmental Matters...................................................18
         Section 4.24    Insurance...............................................................20
         Section 4.25    Full Disclosure.........................................................20

ARTICLE V  COVENANTS.............................................................................20
         Section 5.1     Covenant Not to Compete.................................................20
         Section 5.2     Confidentiality.........................................................21
         Section 5.3     Interim Operations of ETG...............................................21
         Section 5.4     Filings; Other Action...................................................22
         Section 5.5     Inspection of Records...................................................23
         Section 5.6     Further Action..........................................................23
         Section 5.7     Expenses................................................................23
         Section 5.8     Survival of Representations and Warranties
                         of The Selling Shareholders.............................................23
         Section 5.9     Adjustments.............................................................23

ARTICLE VI  CONDITIONS...........................................................................24
         Section 6.1     Conditions to Obligation of ETG to
                         Effect the Merger.......................................................24
         Section 6.2     Conditions to Obligation of Parent and
                         Merger Sub to Effect the Merger.........................................24

ARTICLE VII  TERMINATION.........................................................................25
         Section 7.1     Termination.............................................................25
         Section 7.2     Effect of Termination...................................................25

ARTICLE VIII INDEMNIFICATION
         Section 8.1     Obligation of ETG and the Selling Shareholders to
                         Indemnify...............................................................26
         Section 8.2     Obligation of Parent to Indemnify.......................................26
         Section 8.3     Notice and Opportunity to Defend........................................26

ARTICLE IX  GENERAL PROVISIONS...................................................................27
         Section 9.1     Notices.................................................................27
         Section 9.2     Assignment, Binding Effect..............................................27
         Section 9.3     Entire Agreement........................................................27
         Section 9.4     Amendment...............................................................27
         Section 9.5     Governing Law...........................................................28
         Section 9.6     Counterparts............................................................28
         Section 9.7     Headings................................................................28
         Section 9.8     Interpretation..........................................................28
         Section 9.9     Waivers.................................................................28
         Section 9.10    Incorporation of Schedules and Exhibits.................................28
         Section 9.11    Severability............................................................28
         Section 9.12    Enforcement of Agreement................................................28


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


SCHEDULES
         Schedule 1        Selling Shareholders
         Schedule 4.9      Litigation
         Schedule 4.11     Intellectual Property and Software Products
         Schedule 4.13(a)  Assets and Property Owned by ETG
         Schedule 4.13(b)  Liens
         Schedule 4.13(c)  Assets and Property Leased by ETG
         Schedule 4.14     Material Contracts of ETG
         Schedule 4.16     Employee Benefit Plans
         Schedule 4.17     Name, Title and Salary of Employees
         Schedule 4.21     Assumed Liabilities
         Schedule 4.24     Insurance


EXHIBITS

         Exhibit A         Registration Rights Agreement
         Exhibit B         Restricted Securities Letter

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is dated as of November 1, 1998 (the "Agreement") among OAO Technology Solutions, Inc., a Delaware corporation ("Parent"), ETG Acquisition Corporation, a Delaware corporation and the wholly-owned subsidiary of Parent ("Merger Sub"), Enterprise Technology Group, Inc., a Delaware corporation ("ETG"), and each of the shareholders of ETG listed on Schedule 1 attached hereto (the "Selling Shareholders").

     WHEREAS, the parties wish to provide for the terms and conditions upon which ETG will be acquired by Parent by means of a merger of ETG with and into Merger Sub;

     WHEREAS, it is the intention of the parties to this Agreement that for federal income tax purposes, the merger provided for herein shall qualify as a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     NOW THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3 of this Agreement), ETG shall be merged with and into Merger Sub in accordance with the laws of the State of Delaware and the terms of this Agreement (the "Merger"), whereupon the separate corporate existence of ETG shall cease, and Merger Sub shall continue as the surviving corporation of the Merger (Merger Sub, in such capacity hereinafter sometimes referred to as the "Surviving Corporation"). The name of Merger Sub as the Surviving Corporation, shall be changed, by virtue of the Merger, to Enterprise Technology Group, Inc..

     Section 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of OAO Technology Solutions, Inc., 7500 Greenway Center Drive, 16th Floor; Greenbelt, MD 20770 at 10:00 a.m. on the first business day after all the conditions set forth in Article VI of this Agreement (other than those that are waived by the party or parties for whose benefit such conditions exist) are satisfied; or (b) at such other place, time, and/or date upon which the parties hereto may otherwise agree. The date upon which the Closing shall occur is referred to herein as the "Closing Date."

     Section 1.3 Effective Time. As soon as practical after all the conditions to the Merger set forth in Article VI of this Agreement have been fulfilled or waived and this Agreement shall not have been terminated as provided in Article VII hereof, the parties hereto shall cause a certificate of merger to be properly executed and filed in accordance with the laws of the State of Delaware and the terms of this Agreement. The parties hereto shall also take such further actions as may be required under the laws of the State of Delaware in connection with the consummation of the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificates of merger (the "Effective Time"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of ETG and Merger Sub, all as provided under applicable law.

     Section 1.4 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, ETG or the holder of any of the following securities:


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


          (a) ETG Common Stock. Subject to Section 1.6, each share of Common Stock par value $ .10 per share of ETG (the "ETG Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 222.222 validly issued, fully paid and non-assessable shares of Common Stock, par value $.01 per share, of Parent (the "Parent Common Stock") (such ratio, as adjusted as contemplated pursuant to Section
     1.5 being referred to herein as the "Exchange Ratio"). No fractional shares shall be issued. All such shares of ETG Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each member shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock to be issued pursuant to this Section 1.4 with respect thereto upon the surrender of such interests in accordance with Section 1.6.

          (b) ETG Stock Owned by ETG. All shares of ETG which immediately prior to the Effective Time are held directly by ETG in its treasury, if any, shall be cancelled and retired and shall cease to exist, and no capital stock of Parent or other consideration shall be delivered with respect thereto.

          (c) Merger Sub Common Stock. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall continue as one share of capital stock of the Surviving Corporation and each certificate evidencing ownership of any such shares shall continue to evidence ownership of the same number and kind of shares of the Surviving Corporation.

     Section 1.5 Adjustment of Exchange Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Parent Common Stock or ETG Common Stock, respectively, shall have been changed into a different number of shares or interests or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

     Section 1.6 Exchange of Securities.

          (a) Promptly after the Effective Time, Parent shall upon surrender of the stock certificates representing all of the issued and outstanding shares of ETG Common Stock, deliver a stock certificate to each of the Selling Shareholders listed on Schedule 1 hereto representing the number of shares of Parent Common Stock set forth opposite such Selling Stockholder's name on Schedule 1.

          (b) All shares of Parent Common Stock issued upon conversion of the ETG Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such ETG Common Stock.

     Section 1.8 Definition of Subsidiary and Affiliate. As used in this Agreement, (i) a "Subsidiary" of any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party, by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries (ii) an "Affiliate" of any party means any individual, corporation or other organization, whether incorporated or unincorporated, which directly or indirectly controls, or is controlled by, or is under common control with, such party. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any corporation or other organization, whether incorporated or unincorporated, whether through the ownership of voting securities, by contract or otherwise.


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


                                   ARTICLE II

                           CERTAIN MATTERS RELATING TO
                            THE SURVIVING CORPORATION

     Section 2.1 Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of Merger Sub, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

     Section 2.2 By-laws of the Surviving Corporation. The By-laws of Merger Sub, as in effect at the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law.

     Section 2.3 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and all such directors will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation and all such officers will hold office until their respective successors are duly appointed and qualify in the manner provided in the By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to ETG as of the date hereof and at the Effective Time as follows:

     Section 3.1 Existence, Good Standing, Corporate Authority. Parent and each of its Subsidiaries are corporations or partnerships duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation. Each of Parent and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation or partnership and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its respective business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Parent and each of its Subsidiaries have all requisite corporate power and authority to own, operate and lease their respective properties.

     Section 3.2 Authorization, Validity and Effect of Agreements. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents to be executed and delivered in connection herewith (the "Ancillary Agreements"). The execution and delivery of this Agreement (and the agreements contemplated hereby) and the consummation by Parent and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all Ancillary Agreements to be executed and delivered in connection herewith (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     Section 3.3 Capitalization. The authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Parent Preferred Stock"). As of November 9, 1998, there were 16,449,649 shares of Parent Common Stock and no shares of Parent Preferred Stock, issued and outstanding. Since such date no additional shares of capital


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stock of parent have been issued, except pursuant to the exercise of options outstanding under Parents' Amended and Restated 1996 Equity Compensation Plan (the "Parent Stock Option Plan"). Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls subscriptions, convertible securities, or other rights, agreements or commitments which obligate Parent or any of its Subsidiaries to issue, transfer, redeem or sell any shares of capital stock of Parent or any of its Subsidiaries except (i) as contemplated by this Agreement, (ii) pursuant to the Parent Stock Option Plan and (iii) as described in the Parent Commission Filings (as hereinafter defined).

     Section 3.4 Parent Reports and Financial Statements. Parent has heretofore made available to ETG true and complete copies of all reports, registration, statements, and other documents (in each case together with all amendments thereto) filed by Parent with the Securities and Exchange Commission since October 21, 1997 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments thereto, are sometimes collectively referred to as the "Parent Commission Filings"). As of their respective dates, each of the Parent Commission Filings complied in all material respects with the applicable requirements of the Securities Act of 1993, as amended, the Exchange Act of 1934, as amended and the rules and regulations under each such Act, and none of the Parent Commission Filings and no representation or warranty by Parent or Merger Sub in this Agreement and the Ancillary Agreements contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.5 No Violation. Neither the execution and delivery by Parent and Merger Sub of this Agreement, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, will
(a) conflict with or result in a breach of any provisions of the Restated Certificate of Incorporation or the Amended and Restated Bylaws of Parent or any of its Subsidiaries; (b) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, the Parent Stock Option Plan, or any grant or award made under the foregoing; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Parent or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have a Parent Material Adverse Effect; (d) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries which would have a Parent Material Adverse Effect; or (e) other than the filings provided for in
Section 1.3, filings under applicable federal, state and local regulatory laws, filings required under the Exchange Act, the Securities Act, the NASD, or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any material consent, approval or authorization of, or declaration, of or registration with, any domestic governmental or regulatory authority, the failure to obtain or make would have a Parent Material Adverse Effect.

     Section 3.6 No Brokers. Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of ETG or Parent to pay any finder's fee, brokerage or agent's commissions or other like payment in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.


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     Section 3.7 Parent Common Stock. The issuance and delivery by Parent of shares of Parent Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent. The shares of Parent Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights of any sort.

     Section 3.8 Interim Operations of Merger Sub. Merger Sub will be formed solely for the purpose of engaging in the transactions contemplated hereby, and immediately prior to the Effective Time will have engaged in no other business activities, will have no Subsidiaries, and will have conducted its operations only as contemplated hereby.

                                   ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS Each of the Selling Shareholders jointly and severally hereby represent and warrant to Parent as of the date hereof and at the Effective Time as follows:

     Section 4.1 Existence, Good Standing, Corporate Authority. ETG is a corporation duly organized, validly existing and in good standing under the laws of Delaware. ETG is duly licensed or qualified to do business as a foreign corporation or partnership and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its respective business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of ETG (a "ETG Material Adverse Effect"). ETG has all requisite corporate power and authority to own, operate and lease its properties. The copies of ETG's Certificate of Incorporation and Bylaws previously delivered or made available to Parent are true and correct.

     Section 4.2 Authorization, Validity and Effect of Agreements. ETG has the requisite corporate power and authority to execute and deliver this agreement and all agreements and documents to be executed and delivered in connection herewith. The execution and delivery of this Agreement (and the agreements contemplated hereby) and the consummation by ETG of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents to be executed and delivered in connection herewith (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of ETG, enforceable against ETG in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     Section 4.3 Compliance with Laws. ETG has complied in all material respects with each, and is not in violation of any law, ordinance or governmental rule or regulation necessary to the ownership of its or the operation of the business or otherwise.

     Section 4.4 Capitalization. (a) The authorized capital stock of ETG consists of 1,000,000 shares of ETG Common Stock and no shares of preferred stock. As of November 1, 1998, there were 1,000 shares of ETG Common Stock issued and outstanding. Schedule 1 hereto sets forth the name of each shareholder of ETG and the shares of ETG Common Stock owned by each such shareholder. Since November 1, 1998, no additional shares of capital stock of ETG have been issued. ETG has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of ETG on any matter. All outstanding shares of ETG Common Stock are duly authorized. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate ETG to issue, transfer, redeem or sell any shares of capital stock of ETG.


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     (b) Each Selling Shareholder is the lawful owner of record and beneficially of the number of shares of the ETG Common Stock set forth opposite his respective name in Schedule 1 hereto, free and clear of all pledges, liens, claims and encumbrances of every kind, including, without limitation, any agreements, subscriptions, options, warrants, calls, commitments or rights of any character granting to any person, firm or corporation any interest in or right to acquire from such Selling Shareholder at any time, or upon the happening of any event, any shares of the ETG Common Stock. Each Selling Shareholder has full legal power and all authorization required by law to transfer and deliver the ETG Common Stock owned by him in accordance with this Agreement.

     Section 4.5 Subsidiaries. ETG does not have any Subsidiaries.

     Section 4.6 Other Interests. ETG does not own, directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership joint venture, business, trust or entity.

     Section 4.7 No Violation. Neither the execution and delivery by ETG of this Agreement, nor the consummation by ETG of the transactions contemplated hereby in accordance with the terms hereof, will (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of ETG;
(b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of ETG under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which ETG is a party, or by which ETG or its properties is bound or affected;
(c) contravene or conflict with or constitute a violation of any provisions of any law, regulation, judgment, injunction, order or decree binding upon or applicable to ETG; or (d) other than the Regulatory Filings, required any consent, approval or authorization of, or declaration, of or registration with, any domestic governmental or regulatory authority.

     Section 4.8 Conduct of Business. The business of ETG is not being conducted in default or violation of any term, condition or provisions of (a) its respective Articles of Certificate of Incorporation or By-Laws or similar organizational documents; (b) any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which ETG is now a party or by which ETG or its properties or assets may be bound; or (c) any federal, state, local or foreign statute, law, ordinance, rule, regulation or approval applicable to ETG.

     Section 4.9 Litigation. Except as disclosed on Schedule 4.9 hereto, there are no actions, suits or proceedings pending against ETG or threatened against ETG at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality.

     Section 4.10 Absence of Certain Changes. Since November 1, 1998, ETG has conducted its business only in the ordinary course of such business, and there has not been (a) any ETG Material Adverse Effect (b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (c) any material change in its accounting principles, practices or methods, except any such change after the date of this Agreement required by generally accepted accounting principles.

     Section 4.11 Intellectual Property and Software Products.

          (a) ETG does not currently use nor has it previously used in the operation of its business (including in the development, production or marketing of its products and services) any copyrights, patents or trademarks except for those listed in Schedule 4.11. ETG owns or has the lawful right to use all copyrights (registered of unregistered), patents, patent applications, trademarks, trademark applications, technology rights and licenses, logos, trade names, Software Products (as defined below), trade secrets, know-how and other intellectual property (collectively, "Intellectual Property") that has been used in the


                                       70
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     operation of its business in the ordinary course or otherwise. All of the
     Intellectual Property listed in Schedule 4.11 is owned by ETG, free and clear of all liens, security interests, charges or encumbrances or used pursuant to an agreement that is described in Schedule 4.11. The Company does not infringe upon or unlawfully or wrongfully used any Intellectual Property rights owned or claimed by any other person. ETG is not in default and has not received any notice of any claim of infringement or any other claim or proceeding with respect to any such Intellectual Property. Except for any rights under written licenses or other written Contracts, no current or former employee of ETG and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property.

          (b) Schedule 4.11 contains a complete list of all of the computer software products sold, licensed, distributed, marketed, used or under development by, or licensed to or under development for, ETG (the "Software Products"). Each of the Software Products performs substantially in accordance with the specifications, documentation and other written material used in connection with the sale, license, distribution, marketing or use thereof and is free of errors and defects in programming and operation except such defects as would not materially and adversely affect the use of the respective Software Products for their intended purposes.

          (c) Except as specified in Schedule 4.11, all right, title and interest in and to the Software Products is owned by ETG, free and clear of all liens, security interests, charges or encumbrances and any of such Software Products that is not owned is available for use pursuant to an agreement that is described in Schedule 4.11. No government funding was utilized in the development of any of the Software Products. The sale, license, distribution, marketing or use of the Software Products by ETG does not violate any rights of any other person, and ETG has not received any communication alleging such a violation. Except as specified in
     Schedule 4.11, ETG does not have any obligation to compensate any person for the sale, license, distribution, marketing or use of the Software Products. Other than as set forth in Schedule 4.11, ETG has not granted to any other person any license, option or other right in or to any of the Software Products, except for non-exclusive, royalty-bearing, end-user licenses granted by ETG pursuant to license agreements, copies of any of which have been provided to Parent (the "End-User Licenses").

          (d) ETG does not have any obligation owing to any person to maintain, modify, improve or upgrade any of the Software Products, except for any such obligation set forth in an End-User License or under a customer-specific services agreement and such other obligations as would not, individually or in the aggregate, have a ETG Material Adverse Effect.

          (e) All officers of ETG and all employees and consultants of ETG who are involved in the design, review, evaluation or development of Intellectual Property have executed a nondisclosure and assignment of inventions agreement (a "Confidentiality Agreement") sufficient to protect the confidentiality and value of such items and to vest in ETG exclusive ownership thereof. To any Selling Shareholder knowledge, (i) none of the Confidential Information has been used, divulged or appropriated for the benefit of any person other than ETG or otherwise to detriment of ETG, (ii) except as specified in Schedule 4.11, no employee or consultant of ETG has used any other person's trade secrets or other information that is confidential in the course of his or her work for ETG and (iv) no employee or consultant of ETG is, or is currently expected to be, in Default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any Confidentiality Agreement of any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

     Section 4.12 Year 2000 Compliance

          (a) Definitions. The following terms, as used in this Section 4.12, have the following meaning:

          "Facilities" means any facilities or equipment used by ETG in any location, including heating, ventilating and air conditioning systems, mechanical systems, elevators, security systems, fire suppression systems, telecommunications systems, fax machines, copy machines and


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     equipment, whether or not owned by ETG.

          "Internal MIS Systems" means any Software and computer systems (including hardware, firmware, operating system software, utilities and applications software) used in the ordinary course of the business by or on behalf of ETG, including ETG's payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources and e-mail systems.

          "Products" means any products offered or furnished by ETG, or any predecessor in interest of ETG, currently or at time in the past, including, without limitation, the Software Products; each item of hardware, Software or firmware; any system, equipment or products consisting of or containing one or more thereof; and nay and all enhancements, upgrades customizations, modifications and maintenance thereto.

          "Services" means any services offered or furnished by ETG in the conduct of its business, or by any predecessor in interest of ETG, currently or at any time in the past.

          "Software" means any computer software of any nature whatsoever, including all systems software, all applications software, whether for general business usage (e.g., accounting, finance, word processing, graphics, spreadsheet analysis, etc.) or specific, unique-to-the-business usage (e.g., purchase or service order processing, etc.) and all computer operating, security or programming software, that is owned by or licensed to ETG or used, or has been developed or designed for or is in the process of being developed or designed for use, directly or indirectly, in the conduct of the business of ETG, and any and all documentation and object an source codes related thereto.

          "Year 2000 Compliant" means that (i) the Products, Services or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (ii) neither the performance nor the functionality of ETG's Products, Services and other item(s) at issue will be affected by any dates/time prior to, on, after or spanning January 1, 2000. The design of the Products, Services and other item(s) at issue to ensure compliance with the representations and warranties contained in this
     Section 4.12 includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate single century and multi-century formulae and date/time values before, on, after and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999 and 2000. In particular, but without limitation, (A) no value for current date/time will cause any error, interruption or decreased performance in or for such Products, Services and other item(s), (B) all manipulations of date and time related data (including calculating, comparing, sequencing, processing and outputting) will produce correct results for all valid dates and times when used independently or in combination with other Products, Services and/or items, (C) date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (D) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (E) authorization codes, passwords and zaps (purge functions) will function normally and in the same manner during, prior to, on and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (F) ETG's provision of Products, Services and other item(s) will not be interrupted, delayed, decreased or otherwise affected by the advent of the year 2000.

          (b) Products and Services. Without limiting the generality of Section 4.12(b), all of the Company's Products and Services are Year 2000 Compliant. If ETG is obligated to repair or replace Products or Services previously provided by ETG that are not Year 2000 Compliant in order to meet ETG's contractual obligations, avoid personal injury or other liability, avoid


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     misrepresentation claims or satisfy any other obligations or requirements,
     ETG has repaired or replaced those Products and Services to make them Year 2000 Compliant. ETG has furnished Parent with true, correct and complete copies of any customer agreements and other materials and correspondence in which ETG has furnished (or could be deemed to have furnished) assurances as to the performance and/or functionality of ETG's Products and Services on or after January 1, 2000.

          (c) Internal MIS Systems and Facilities. All of ETG's Internal MIS Systems and Facilities are Year 2000 Compliant.

          (d) Suppliers. To the Selling Shareholders knowledge, all vendors of products and services to ETG, and their respective products, services and operations, are Year 2000 Complaint. To the Selling Shareholders knowledge, each such vendor will continue to furnish its products or services to ETG, without interruption or material delay, on and after January 1, 2000. ETG has entered into appropriate agreements with each of its vendors certifying that all hardware, software or firmware, and any other products and services furnished by such vendor, including any and all enhancements, upgrades, customizations, modifications, maintenance and the like, are Year 2000 Compliant. All such vendor agreements include appropriate indemnification by the vendor in favor of ETG and ETG's successors if that vendor or its products, services or operations fail to be Year 2000 Compliant or it the products, services or operations fail to conform to or meet the terms of the vendor warranties, representations or other contractual terms.

          (e) Year 2000 Compliance Investigations and Reports. ETG has furnished Parent with a true, correct and complete copy of any internal investigations, memoranda, budget plans, forecasts or reports concerning the Year 2000 Compliance of the products, services, operations, systems, supplies and facilities of ETG and ETG's vendors.

     Section 4.13 Properties. Schedule 4.13(a) hereto sets forth a complete and accurate description and list of all assets and property owned by ETG, including real property. ETG has good and valid title (good and marketable title in the case of owned real property) to all of its assets and properties, free and clear of any lien, claim or other encumbrance except as disclosed on Schedule 4.13(b) hereto. ETG has not received notice that any of its assets or properties is in violation in any material respect of any existing law or any building, zoning, health, safety or other ordinance, code or regulation. The plant, facilities and equipment of ETG necessary to the operation of its business are in operating condition and repair sufficient for the operation of the business as presently conducted. Schedule 4.13(c) sets forth a complete list of all leases of real or personal property to which ETG is a party. Such leases are valid and subsisting leases, upon consummation of the transaction contemplated hereby, shall continue to entitle the Surviving Corporation to the use and possession of the real or personal property purported to be covered thereby for the terms specified in such leases and for the purposes for which such real or personal property is now used.

     Section 4.14 Material Contracts. Except as set forth on Schedule 4.14, neither ETG nor its properties is a party to, bound by, or subject to (a) any loan agreements, guaranties or other evidence of indebtedness; (b) any agreement relating to the ownership or control of any interest in a partnership, corporation, limited liability company, joint venture or other entity or similar arrangement; (c) any employment contracts or consulting arrangements entered into by ETG or agreements or arrangements with respect to severance or similar matters; (d) any agreement or arrangement restricting in any manner (i) ETG's right to compete with any other person or entity; (ii) the right of any other party to compete with ETG; or (iii) the ability of such person or entity to employ any of ETG's employees; (e) any secrecy or confidentiality agreement; (f) any contract, agreement or arrangement containing change of control provisions;
(g) any agreement or arrangement between ETG and any of its officers, directors or other Affiliates; or (i) any contract, agreement or arrangement requiring a payment in excess of $25,000 in any twelve month period; or (j) any other contract, agreement or arrangement, including equipment leases (collectively, the "ETG Contracts"). Schedule 4.14 sets forth a description of each of the ETG Contracts. All the ETG Contracts are valid, subsisting, in full force and effect, and binding upon ETG in accordance


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with their terms, and binding upon the other parties thereto in accordance with their terms. ETG is not (with or without notice or lapse of time or both) in default under any ETG Contract nor is any other party to any such contract or other agreement (with or without notice or lapse of time or both) in default thereunder.

     Section 4.15 Taxes. ETG (a) has timely filed all federal, state and foreign tax returns required to be filed by it for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired, and all such returns are complete and accurate in all material respects; (b) has paid or accrued all taxes shown to be due and payable on such returns and has paid or accrued all payroll, sales, and admissions taxes and such other taxes as have been due and payable; and (c) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns.

     Section 4.16 Employee Benefit Plans. All employee benefit plans and other benefit arrangements covering employees of ETG (the "ETG Benefit Plans") and all employee agreements providing compensation, severance or other benefits to any employee or former employee of ETG are set forth on Schedule 4.16 hereto. True and complete copies of all ETG Benefit Plans, including any related trust or funding vehicles, policies or contracts, have been made available to Parent. None of the ETG Benefit Plans is intended to be qualified under Section 401(a) of the Code nor does ETG have any "pension plans" as such term is defined in
Section 3(2) of ERISA, with respect to which payments must be made to the Pension Guaranty Corporation.

     Section 4.17 Labor Matters. ETG is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or threatened against ETG relating to its business. There are no organization efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of ETG. There is no labor strike, dispute, slowdown or work stoppage pending or threatened against ETG nor has it experienced any of the same during the last three years. All employees of ETG are employed at will. A list of ETG's employees, together with such employee's current job title and salary history during the last three years, is described on Schedule 4.17.

     Section 4.18 Absence of Indemnifiable Claims, etc. There are no losses, claims, damages, costs, expenses, liabilities or judgments which would entitle any director, officer or employee of ETG to indemnification by ETG under applicable law, the Certificate of Incorporation or By-laws of ETG or any insurance policy maintained by ETG.

     Section 4.19 No Brokers. ETG has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of ETG or Parent to pay any payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. ETG is not aware of any claim for payment of any finder's fees, brokerage or agent's commission or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transaction contemplated hereby.

     Section 4.20 Financial Condition. ETG has delivered to Parent true and correct copies of the following, initialed by the chief executive officer of
ETG: financial statements consisting of balance sheets and income statements of ETG as of July 31, 1998. Each such balance sheet presents fairly the financial condition, assets, liabilities, and shareholders equity of ETG as of its date; each such statement of income presents fairly the results of operations of ETG for the period indicated. The financial statements referred to in this Section
4.20 are in accordance with generally accepted accounting principles. Since October 7, 1997,

          (i) There has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of ETG.


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


          (ii) ETG has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its membership interests or any direct or indirect redemption, purchase, or other acquisition of any interests of ETG.

          (iii) The operations and businesses of ETG have been conducted in all respects only in the ordinary course.

          (iv) ETG has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

There is no fact known to ETG which materially adversely affects or in the future (as far as ETG can foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of ETG or the Surviving Corporation.

     Section 4.21 Liabilities. Other than the liabilities and obligations of ETG listed on Schedule 4.21 hereto which the Surviving Corporation is assuming and which do not, in the aggregate, exceed $125,000, ETG does not have and has not incurred any other liabilities or obligations.

     Section 4.22 Questionable Payments. Neither ETG, nor any director, officer, agent, employee, or other person associated with or acting on behalf of ETG, nor any stockholder of ETG has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

     Section 4.23 Environmental Matters.(a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Entity (a) with respect to any alleged violation by ETG of any law, ordinance or regulation of any Governmental Entity, with respect to any generation, treatment, storage, recycling, transportation or disposal or release, as defined in 42 USMC ss. 9601(22) ("Release") of any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, whether or not regulated under federal, state or local environmental statutes, ordinances, rules, regulations or orders ("Hazardous Substance") generated by the Company.

     (b) (i) ETG has not handled any Hazardous Substance on property now or previously owned or leased by ETG; (ii) no polychlorinated biphenyls or urea formaldehyde is or has been present at any property now or previously owned or leased by ETG; (iii) no asbestos is or has been present at any property now or previously owned or leased by ETG; (iv) there are no underground storage tanks for Hazardous Substances, active or abandoned, at any property now or previously owned or leased by ETG; (v) no Hazardous Substance has been Released at, on or under any property now or previously owned or leased by ETG; and (vi) no Hazardous Substance has been released or is present, in a reportable or threshold planning quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by ETG.

     (c) ETG has not transported or arranged for the transportation, directly or indirectly, of any Hazardous Substance to any location which is listed or proposed for listing under the Comprehensive Environmental Responses, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against ETG for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.


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     (d) No oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of ETG and no property now or previously owned or leased by ETG is listed or, to the Selling Shareholders knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or any similar state list of sites requiring investigation or clean-up.

     (e) There are no environmental liens on any of the real property or other properties owned or leased by ETG, and no governmental actions have been taken or are in process which could subject any of such properties to such liens and ETG would not be required to place any notice or restriction relating to the presence of Hazardous Substances at any property owned by any of them in any deed to such property.

     (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of ETG in relation to any property or facility now or previously owned or leased by ETG which have not been delivered to Parent prior to the date hereof.

     4.24 Insurance. Schedule 4.24 sets forth all policies or binders of fire, liability, workmen's compensation, vehicular or other insurance held by or on behalf of ETG (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $10,000, setting forth the aggregate amounts paid out under each such policy through the date of this Agreement and the aggregate limit of any of the insurer's liability thereunder). Such policies and binders are in full force and effect and insure against risks and liabilities customary for the business in which ETG is engaged. ETG is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on Schedule 4.24 there are no outstanding unpaid claims under any such policy or binder. ETG has not received a notice of cancellation or non-renewal of any such policy or binder. ETG has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance.

     4.25 Full Disclosure. All documents and other papers delivered by or on behalf of ETG in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic. The information furnished by or on behalf of ETG to Parent and its representatives in connection with this Agreement and the transactions contemplated hereby does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading. There is no fact which ETG has not disclosed to Parent in writing which materially adversely affects, or so far as ETG can now foresee will materially adversely affect, the assets, properties, business or condition (financial or otherwise) or prospects of ETG or the ability of ETG to perform this Agreement.

                                    ARTICLE V

                                    COVENANTS

     Section 5.1 Confidential Information. For an indefinite period after the Closing, no Restricted Party shall divulge, communicate or use in any way, any confidential information or trade secrets of the Parent or its Subsidiaries.

     Section 5.2 Interim Operations of ETG. Prior to the Effective Time, unless Parent has consented in writing thereto, ETG:

          (i) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;


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          (ii) Shall use its reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

          (iii) Shall not amend its Certificate of Incorporation or Bylaws or comparable governing instruments;

          (iv) Shall promptly notify Parent of any material emergency or other material change in its condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its business or of its properties, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach of any representation or warranty contained herein;

          (v) Shall not (A), issue any shares of it capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof or otherwise change (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock; (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees; (D) grant any severance or termination package to any employee or consultant; or (E) adopt any new employee benefit plan (including any stock option, benefit or purchase plan) or amend any existing employee benefit plan in any respect;

          (vi) Shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock;

          (vii) Shall not enter into any material transaction, or agree to enter into any material transaction, outside the ordinary course of business, including, without limitation, any transaction involving a merger, consolidation, joint venture, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring or a purchase, sale, lease or other disposition of a substantial portion of assets or capital stock;

          (viii) Shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of others;

          (ix) Shall not make any loans, advances or capital contributions to, or investments in, any other person;

          (x) Shall not make or commit to make any capital expenditures;

          (xi) Shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate or enter into any transaction with any Affiliate.

          (xii) Shall not alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected;

          (xiii) Shall not grant or make any mortgage or pledge or subject itself or any of its properties or assets to any lien, charge or encumbrance of any kind; and

          (xiv) Shall maintain insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are currently in effect.

     Section 5.4 Filings; Other Action.


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          (a) Subject to the terms and conditions herein provided, ETG and
     Parent shall use all reasonable efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further reasonable action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Parent and ETG shall take all such necessary action.

          (b) (i) ETG and Parent shall give any notices to third parties, and use all reasonable efforts to obtain any third party consents, necessary, proper or advisable to consummate the transactions contemplated in this Agreement.

          (ii) In the event that either party shall fail to obtain any third party consent described in subsection (b) (i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon ETG and Parent, its Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

          (c) From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of ETG or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant hereto shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

     Section 5.5 Inspection of Records. From the date hereof to the Effective Time, ETG shall (a) allow all designated officers, attorneys, accountants and other representatives of Parent reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of ETG; (b) furnish to Parent and its representatives such financial and operating data and other information as such persons may reasonably request; and (c) instruct the employees, counsel and financial advisors of ETG to cooperate with the Parent and its representatives in its investigation of ETG business.

     Section 5.6 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

     Section 5.7 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall, except as otherwise provided herein, be paid by the Selling Shareholders if incurred by the Selling Shareholders or ETG, and by Parent if incurred by Parent or Merger Sub.

     Section 5.8 Survival of Representations and Warranties of ETG and the Selling Shareholders. Notwithstanding any right of Parent to investigate the affairs of ETG and notwithstanding any knowledge of facts determined or determinable by Parent pursuant to such investigation or right of investigation, Parent has the right to rely fully upon the representations, warranties, covenants and agreement of the Selling Shareholders contained in this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder. All representations, warranties, covenants and agreements made herein by Parent and Merger Sub shall survive the execution and delivery hereof and the Closing hereunder.


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     Section 5.9 Adjustments.

          (a) The parties hereto agree that (i) all real property taxes, personal property taxes, and similar ad valorem obligations that are levied against ETG or its property, (ii) all expenses relating to ETG's business, including, but not limited to, utilities, bank debt and trade and accounts payable, and (ii) all revenue relating to ETG's business, including accounts receivable, shall be apportioned between the Selling Shareholders and Parent as of the Closing Date based on the portion of each such expense or revenue attributable to the period falling on or before the Closing Date on the one hand, which the Selling Shareholders shall bear the responsibility and benefit of, and the portion of each such expense or revenue attributable to the period falling after the Closing Date, on the other hand, which Parent shall bear the responsibility and benefit of (the "Closing Adjustment").

          (b) To the extent that any of the prorations made pursuant to this
     Section 5.9 are based upon estimates of payments to be made and/or expenses to be incurred subsequent to the Closing Date, or either party discovers any errors or omissions in respect of such prorations, the parties agree to adjust such prorations promptly upon receipt of such payments or of bills or other documentation setting forth the actual amount of such expenses.

                                   ARTICLE VI

                                   CONDITIONS

     Section 6.1 Conditions to Obligation of ETG to Effect the Merger. The obligation of ETG to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Parent shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by Parent on or prior to the Closing Date, and ETG shall have received a certificate of the President or Senior Vice President of Parent dated the Closing Date, certifying to such effect.

          (b) The representations and warranties of Parent and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing, and ETG shall have received a certificate of the President or Senior Vice President of Parent, dated the Closing Date, certifying to such effect.

          (c) Parent shall have executed and delivered to the Selling Shareholders the Registration Rights Agreement, substantially in the form of Exhibit A hereto;

     Section 6.2 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) ETG shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by ETG on or prior to the Closing Date, and Parent shall have received a certificate of the President or a Vice President of ETG, dated the Closing Date, certifying to such effect.

          (b) The representations and warranties of the Selling Shareholders contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing, and Parent shall have received a certificate from each of the Selling Shareholders, dated the Closing Date, certifying to such effect.


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          (c) The Selling Shareholders shall have executed and delivered the
     Restricted Securities Letter addressed to Parent, substantially with the form of Exhibit B hereto.

                                   ARTICLE VII

                                   TERMINATION

     Section 7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Effective Time, whether prior to or after approval by their respective stockholders or members:

     Section 7.1.1 By mutual written consent of Parent and ETG;

     Section 7.1.2 By either Parent or ETG, if a court of competent jurisdiction or a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

     Section 7.1.3 By Parent, if ETG fails to perform in all material respects its obligations under this Agreement;

     Section 7.1.4 By Parent, if there shall have occurred a ETG Material Adverse Change since the date of this Agreement; or

     Section 7.1.5 By ETG, if Parent fails to perform in all material respects its obligations under this Agreement.

     Section 7.2 Effect of Termination. In the event of the termination of this Agreement and abandonment of the Merger as provided in Section 7.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of Parent or ETG, except as set forth in this Section hereof and Article VIII and except to the extent that such termination results from the willful breach of a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     Section 8.1 Obligation of the Selling Shareholders to Indemnify. Each of the Selling Shareholders shall indemnify, defend and hold harmless Parent and its assigns from and against any losses, liabilities, damages or deficiencies (including interest, penalties and reasonable attorneys' fees and disbursements) ("Losses") based upon, arising out of or otherwise in respect of:

          (i) the breach of any representation, warranty, covenant or agreement of ETG or the Selling Shareholders contained in this Agreement or in any document or other writing delivered pursuant to this Agreement (determined for this purpose as if all references to knowledge and materiality contained in Article IV are deleted); and

          (ii) any liabilities or obligations of ETG arising prior to the Closing Date other than those specifically assumed hereunder.

     8.2 Obligation of Parent to Indemnify. Parent shall indemnify, defend and hold harmless each of the Selling Shareholders from and against any losses, liabilities, damages or deficiencies


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(including interest, penalties and reasonable attorneys' fees and disbursements)
("Losses") arising out of or due to a breach of any representation, warranty, covenant or agreement of Parent contained in this Agreement or in any document or other papers delivered by Parent pursuant to this Agreement (determined for this purpose as if all references to knowledge and materiality contained in
Article IV are deleted).

     8.3 Notice and Opportunity to Defend. If any party (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which any other party (or parties ) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Section 8.1 or 8.2, the Indemnitee shall promptly give the Indemnifying Party notice thereof; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the Indemnifying Party shall pay the fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Indemnifying Party and any counsel designated by the Indemnifying Party. The Indemnifying Party shall be liable for any settlement of any claim against the Indemnified Party made with the Indemnifying Party's written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as a unconditional term thereof, the giving by the claimant to the Indemnified Party of an unconditional release from all liability in respect of such claim.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     Section 9.1 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:


If to Parent or Merger Sub:                 If to ETG:

OAO Technology Solutions, Inc.              Norman G. Matlock
7500 Greenway Center Drive                  Two Penn Center, Suite 200
16th Floor                                  Philadelphia, PA 19102
Greenbelt, MD  20770

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     Section 9.2 Assignment, Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     Section 9.3 Entire Agreement.This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     Section 9.4 Amendment. This Agreement may not be amended except by an instrument


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in writing signed on behalf of each of the parties hereto.

     Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

     Section 9.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     Section 9.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     Section 9.8 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     Section 9.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     Section 9.10 Incorporation of Schedules and Exhibits. The Schedules and Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     Section 9.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 9.12 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.


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     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                             OAO TECHNOLOGY SOLUTIONS, INC.


                                             By:___________________________
                                                Name: Gregory A. Pratt
                                                Title: President



                                             ETG ACQUISITION CORPORATION


                                             By:____________________________
                                                Name:  Gregory A. Pratt
                                                Title: President



                                             ENTERPRISE TECHNOLOGY GROUP, INC.


                                             By:____________________________
                                                Name:  Gregory A. Pratt
                                                Title: President



                                             SELLING SHAREHOLDERS:


                                             ______________________________
                                             Gregory Pratt

                                             _____________________________
                                             Mark Stanoch

                                             _____________________________
                                             Annette Stanoch


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